Exhibit 23.2

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

American Technology Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-09265, File No. 333-09269, File No. 333-23845, File No. 333-59929, File No 333-54034, File No. 333-101279, File No. 333-125454 and File No. 333-128263) and Forms S-3 (File No. 333-27455, File No. 333-36003, File No. 333-71351, File No. 333-99675, File No. 333-36000, File No. 333-105740, File No. 333-107635 and File No. 333-127534) of American Technology Corporation of our report dated December 27, 2005, relating to the financial statements and financial schedule and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of American Technology Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2005.

/s/ Swenson Advisors, LLP

San Diego, CA
December 28, 2005